As filed with the Securities and Exchange Commission on April 6, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                                77-0148208
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

               3400 WEST WARREN AVENUE, FREMONT, CALIFORNIA 94538
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                        SUPPLEMENTAL EMPLOYEE STOCK PLAN
                            (Full Title of the Plan)

                             C. Russell Trenary III.
                             3400 West Warren Avenue
                            Fremont, California 94538
                                 (510) 623-9001
           (Name, Address, and Telephone Number of Agent For Service)

                                   COPIES TO:

                               Eric Fogel, Esquire
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 443-0700

--------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------- ----------------- ---------------------- ------------------------ ----------------
Title of securities               Amount to be      Proposed maximum       Proposed maximum         Amount of
to be registered                  registered        offering price per     aggregate offering       registration
                                  (1)(2)            share                  price                    fee
--------------------------------- ----------------- ---------------------- ------------------------ ----------------
Common Stock, $0.001 par value        590,000             $1.33 (3)             $784,700 (3)           $197 (3)
--------------------------------- ----------------- ---------------------- ------------------------ ----------------

(1) Represents the maximum number of shares of Common Stock of the Company that may be issued hereunder.

(2) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company pursuant to Rule 416(c) of the Securities Act of 1933.

(3) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 4, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The registration statement on Form S-8 (registration no. 333-52922) of Sunrise Technologies International, Inc. (the "Company" or "Registrant") filed with the Securities and Exchange Commission on December 29, 2000 is incorporated herein by reference.

Item 8. EXHIBITS

4           Sunrise Technologies International, Inc. Supplemental Employee Stock
            Plan, as amended
5           Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement
23(a)       Consent of PricewaterhouseCoopers LLP
23(b)       Consent of Lord, Bissell & Brook (included in exhibit 5)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont and State of California on the 6th day of April, 2001


                                       SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                                       By: /s/ C. Russell Trenary, III
                                           -------------------------------------
                                           C. Russell Trenary, III
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Russell Trenary and Thomas LaRose and each of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                                            DATE
-----------------                                                            ----
/s/ C. Russell Trenary, III                                              April 6, 2001
---------------------------------
C. Russell Trenary, III
President and Chief Executive Officer
(Principal Executive Officer); Director

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

/s/ Peter E. Jansen                                                      April 6, 2001
---------------------------------
Peter E. Jansen
Vice President - Finance, Chief Financial
Officer (Principal Financial and Accounting Officer)

/s/ John N. Hendrick                                                     April 6, 2001
---------------------------------
John N. Hendrick
Chief Operating Officer, Director

/s/  R. Dale Bowerman                                                    April 6, 2001
---------------------------------
R. Dale Bowerman
Director

/s/  Alan H. Magazine                                                    April 6, 2001
---------------------------------
Alan H. Magazine
Director

/s/ Michael S. McFarland                                                 April 6, 2001
---------------------------------
Michael S. McFarland
Director

                                INDEX TO EXHIBITS

Exhibit No.      Description                                                                   Page
-----------      -----------                                                                   ----
     4           Sunrise Technologies International, Inc. Supplemental Employee Stock Plan,
                 as amended
     5           Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement
    23(a)        Consent of PricewaterhouseCoopers LLP
    23(b)        Consent of Lord, Bissell & Brook (included in exhibit 5)


                                       5